                                                                  Exhibit 99.03

                               AUDITORS' REPORT

To the Directors of
Bioclear Technology Inc.

     We have audited the consolidated balance sheet of Bioclear Technology Inc. as at August 31, 1996 and 1995, and the consolidated statements of income and retained earnings and cash flows for each of the years in the three-year period ended August 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at August 31, 1996 and 1995, and the results of its operations and the changes in its financial position for each of the years in the three-year period ended August 31, 1996 in accordance with accounting principles generally accepted in Canada.

                                          ERNST & YOUNG
                                          Chartered Accountants

Winnipeg, Canada,
October 25, 1996, except for note 9 [b], which is as of April 15, 1997.

                            BIOCLEAR TECHNOLOGY INC.
            Incorporated under the Canada Business Corporations Act
                          CONSOLIDATED BALANCE SHEETS

                                                             AS AT AUGUST 31,
                                                          -----------------------      MARCH 31,
                                                            1995          1996           1997
                                                             C $           C $            C $
                                                          ---------     ---------     ------------
                                                                                      (unaudited)
ASSETS
CURRENT
  Cash and cash equivalents.............................  1,715,677     2,350,094          58,741
  Accounts receivable...................................    126,457     2,415,050       1,704,092
  Income taxes recoverable..............................         --        21,221          48,238
  Inventory (at lower of specific cost and net
     realizable value)..................................     50,745            --          47,000
  Prepaid expenses......................................     80,514        69,926         222,702
                                                          ---------     ---------       ---------
     Total current assets...............................  1,973,393     4,856,291       2,080,773
  Fixed assets (Note 4).................................    991,107     1,094,320       2,989,894
                                                          ---------     ---------       ---------
                                                          2,964,500     5,950,611       5,070,667
                                                          =========     =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
  Bank indebtedness (Note 3)............................         --       331,000       2,973,629
  Accounts payable and accrued charges (Note 6).........  2,020,390     4,270,991         511,939
  Deferred revenue......................................         --       156,000              --
  Income taxes payable..................................     80,559            --              --
  Due to shareholders...................................         --            --         367,113
  Deferred income taxes.................................    108,500       282,000         280,000
                                                          ---------     ---------       ---------
     Total current liabilities..........................  2,209,449     5,039,991       4,132,681
                                                          ---------     ---------       ---------
SHAREHOLDERS' EQUITY
  Share capital (Note 5)................................     90,157        85,151          85,151
  Retained earnings.....................................    664,894       825,469         852,835
                                                          ---------     ---------       ---------
     Total shareholders' equity.........................    755,051       910,620         937,986
                                                          ---------     ---------       ---------
                                                          2,964,500     5,950,611       5,070,667
                                                          =========     =========       =========

        The accompanying notes are an integral part of these statements.

                            BIOCLEAR TECHNOLOGY INC.

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                                 SEVEN MONTHS ENDED
                                                  YEAR ENDED AUGUST 31,               MARCH 31,
                                           ----------------------------------   ---------------------
                                             1994        1995         1996        1996        1997
                                              C $         C $         C $          C $         C $
                                           ---------   ---------   ----------   ---------   ---------
                                                                                      (unaudited)
SALES....................................  2,906,831   7,448,964   10,507,190   3,023,985   1,776,384
COST OF SALES (Note 6)...................  1,762,875   3,332,146    4,368,223   1,328,494     694,904
                                           ---------   ---------   ----------   ---------   ---------
GROSS PROFIT.............................  1,143,956   4,116,818    6,138,967   1,695,491   1,081,480
                                           ---------   ---------   ----------   ---------   ---------
Expenses
  Depreciation...........................     67,592     107,544      145,813      67,467      75,463
  Interest...............................     40,077      15,240       16,816       2,415      31,535
  Administrative.........................    901,038   4,228,081    5,323,641     998,204     954,093
                                           ---------   ---------   ----------   ---------   ---------
                                           1,008,707   4,350,865    5,486,270   1,068,086   1,061,091
                                           ---------   ---------   ----------   ---------   ---------
Income (loss) from operations............    135,249    (234,047)     652,697     627,405      20,389
                                           ---------   ---------   ----------   ---------   ---------
Other income (loss)
  Interest...............................     14,116     111,967       71,953      21,070      24,767
  Gain (loss) on foreign exchange........         --      74,290      (16,029)         --      (4,790)
  Loss on sale of fixed assets...........     (3,361)         --           --          --          --
                                           ---------   ---------   ----------   ---------   ---------
                                              10,755     186,257       55,924      21,070      19,977
                                           ---------   ---------   ----------   ---------   ---------
Income (loss) before income taxes........    146,004     (47,790)     708,621     648,475      40,366
                                           ---------   ---------   ----------   ---------   ---------
Income tax expense (recovery)
  Current................................     45,000      87,000       72,555      31,000      15,000
  Deferred...............................     (5,000)   (131,500)     173,500     187,500      (2,000)
                                           ---------   ---------   ----------   ---------   ---------
                                              40,000     (44,500)     246,055     218,500      13,000
                                           ---------   ---------   ----------   ---------   ---------
NET INCOME (LOSS) FOR THE PERIOD.........    106,004      (3,290)     462,566     429,975      27,366

Retained earnings, beginning of period...    597,180     703,184      664,894     664,894     825,469
Excess of redemption price over stated
  capital (Note 5).......................         --          --     (282,991)         --          --
Refundable taxes paid (Note 7)...........         --     (35,000)     (19,000)         --          --
                                           ---------   ---------   ----------   ---------   ---------
RETAINED EARNINGS, END OF PERIOD.........    703,184     664,894      825,469   1,094,869     852,835
                                           =========   =========   ==========   =========   =========

        The accompanying notes are an integral part of these statements.

                            BIOCLEAR TECHNOLOGY INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               SEVEN MONTHS ENDED
                                               YEAR ENDED AUGUST 31,                MARCH 31,
                                          --------------------------------   -----------------------
                                            1994       1995        1996         1996         1997
                                            C $         C $         C $         C $          C $
                                          --------   ---------   ---------   ----------   ----------
                                                                                   (unaudited)
OPERATING ACTIVITIES
  Net income (loss) for the period......   106,004      (3,290)    462,566      429,975       27,366
  Add charges (deduct credits) to
     operations not requiring a current
     cash payment
       Depreciation and amortization....    67,592     107,544     145,813       67,467       75,463
       Deferred income tax (recovery)...    (5,000)   (131,500)    173,500      187,500       (2,000)
       Loss on sale of fixed assets.....     3,361          --          --           --           --
                                          ---------  ---------   ----------  ----------   ----------
                                           171,957     (27,246)    781,879      684,942      100,829
Net change in non-cash working capital
  balances related to operations (Note
  8)....................................   250,794   2,319,947      77,561       18,791   (3,430,887)
                                          ---------  ---------   ----------  ----------   ----------
CASH PROVIDED BY OPERATING ACTIVITIES...   422,751   2,292,701     859,440      703,733   (3,330,058)
                                          ---------  ---------   ----------  ----------   ----------
INVESTING ACTIVITIES
  Purchase of fixed assets..............  (103,695)   (339,595)   (249,023)     (69,398)  (1,971,037)
  Proceeds on sale of fixed assets......     4,979          --          --           --           --
                                          ---------  ---------   ----------  ----------   ----------
CASH USED IN INVESTING ACTIVITIES.......   (98,716)   (339,595)   (249,023)     (69,398)  (1,971,037)
                                          ---------  ---------   ----------  ----------   ----------
FINANCING ACTIVITIES
  Refundable taxes paid (Note 7)........        --     (35,000)    (19,000)          --           --
  Repayment of long-term debt...........   (82,422)   (477,957)         --           --           --
  Issuance of shares....................    15,036          --          --           --           --
  Redemption of shares (Note 5).........        --          --    (288,000)          --           --
  Decrease in due to shareholders.......    (3,517)     (1,429)         --           --      367,113
                                          ---------  ---------   ----------  ----------   ----------
CASH USED IN FINANCING ACTIVITIES.......   (70,903)   (514,386)   (307,000)          --      367,113
                                          ---------  ---------   ----------  ----------   ----------
NET INCREASE (DECREASE) IN CASH DURING
  THE PERIOD............................   253,132   1,438,720     303,417      634,335   (4,933,982)
Cash position, beginning of period......    23,825     276,957   1,715,677    1,715,677    2,019,094
                                          ---------  ---------   ----------  ----------   ----------
CASH POSITION, END OF PERIOD............   276,957   1,715,677   2,019,094    2,350,012   (2,914,888)
                                          =========  =========   ==========  ==========   ==========

---------------

Cash position is comprised of cash and cash equivalents, net of bank indebtedness.

        The accompanying notes are an integral part of these statements.

                            BIOCLEAR TECHNOLOGY INC.
                             NOTES TO CONSOLIDATED
                              FINANCIAL STATEMENTS

                                AUGUST 31, 1996

           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE SEVEN MONTHS
                  ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED.)

1. SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared by management on the historical cost basis in accordance with accounting principles generally accepted in Canada. These accounting principles are, in all material respects, in accordance with those generally accepted in the United States except as described in note 11, "Summary of Significant Differences Between Canadian and U.S. Generally Accepted Accounting Principles."

(a) Principles of consolidation

These consolidated financial statements, expressed in Canadian dollars, include the accounts of the company and its wholly-owned subsidiaries, Bioclear Tech Sales Inc. and Bioclear Technology U.S.A., Inc.

(b) Revenue recognition

The company recognizes contract revenue using the "percentage of completion" method of accounting in the proportion that costs bear to total estimated costs at completion. Revisions of estimates to complete and losses, if any, are recognized in the period in which they are determined.

(c) Fixed assets

Fixed assets are stated at historical cost. Normal maintenance and repairs are expensed as incurred. Investment tax credits received towards the acquisition of fixed assets are deducted from fixed assets with depreciation calculated on the net amount.

Depreciation is provided over the estimated life of the asset at the following annual rates and bases:

Building                     4%    Declining balance
Furniture and fixtures      20%    Declining balance
Office equipment            20%    Declining balance
Pilot plant                 20%    Declining balance
Shop equipment              20%    Declining balance
Bridge crane                20%    Declining balance
Small tools                 50%    Straight line
Trucks                      30%    Declining balance

When fixed assets are sold or scrapped, the cost of the asset and the related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in income.

(d) Income taxes

The company follows the tax allocation method of providing for income taxes. Under this method, the provision for income taxes is based upon the income reported on the income statement.

(e) Translation of foreign currencies

The financial statements of the U.S. subsidiary, which is considered to be an integrated foreign operation, and foreign currency denominated balances of the company have been translated to Canadian dollars using the

                            BIOCLEAR TECHNOLOGY INC.
                             NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE SEVEN MONTHS
                  ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED.)

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

temporal method. Under this method, monetary assets and liabilities, both current and long-term, are translated at year end rates of exchange. Other assets and liabilities are translated at historical rates of exchange in effect at the dates of transactions.

Revenue and costs are translated at the average rates of exchange for the year except for property, plant and equipment, depreciation and opening inventory which are translated at historical rates.

Gains and losses on translation are included in income.

2. AMALGAMATION

The company was formed on August 31, 1996, through the amalgamation of 3212904 Canada Ltd. and Bioclear Technology Inc. Also, Bioclear Technology Inc. was formed on August 31, 1994 through the amalgamation of 3034321 Canada Ltd., Bioclear Technology Inc. and Bioclear Holdings Inc. The financial statements of the company recognize the continuity of interest of the shareholders in the assets, liabilities, and operations of the amalgamating companies and are prepared on the following basis:

(a) In the balance sheet, the assets, liabilities, share capital and retained earnings of the amalgamating companies have been combined at their respective carrying values.

(b) The statements of income and retained earnings and cash flows represent the combined results of operations and combined cash flows of the amalgamating companies during the years.

3. BANK INDEBTEDNESS

As collateral security for the bank indebtedness, the company has provided a general security agreement providing a charge over all assets owned by the company registered in Canada.

4. FIXED ASSETS

                                             1995                                    1996
                             ------------------------------------    -------------------------------------
                                          ACCUMULATED    NET BOOK                 ACCUMULATED    NET BOOK
                               COST       DEPRECIATION    VALUE        COST       DEPRECIATION     VALUE
                                C $           C $          C $          C $           C $           C $
                             ---------    -----------    --------    ---------    -----------    ---------
Land........................    52,066           --        52,066       52,066           --         52,066
Building....................   668,464      156,889       511,575      711,550      178,213        533,337
Furniture and fixtures......    56,825       23,554        33,271       68,144       31,251         36,893
Office equipment............   160,690       36,555       124,135      140,620       61,706         78,914
Pilot plant.................    94,394       69,431        24,963       94,394       74,423         19,971
Shop equipment..............    96,058       15,469        80,589      191,854       41,677        150,177
Bridge crane................   105,474       38,574        66,900      130,651       54,472         76,179
Small tools.................     7,853        7,814            39       10,864        9,358          1,506
Trucks......................   114,786       17,217        97,569      205,412       60,135        145,277
                             ---------      -------       -------    ---------      -------      ---------
                             1,356,610      365,503       991,107    1,605,555      511,235      1,094,320
                             =========      =======       =======    =========      =======      =========

                            BIOCLEAR TECHNOLOGY INC.
                             NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE SEVEN MONTHS
                  ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED.)

5. SHARE CAPITAL

                                                                    1994       1995       1996
                                                                    C $        C $        C $
                                                                   ------     ------     ------
AUTHORIZED
Unlimited number of Class A voting common shares
Unlimited number of Class B common shares carrying two votes per share
Unlimited number of preference shares, voting, convertible to
  Class B common shares, non-cumulative dividends not to exceed C
  $.10 per share redeemable at the option of the company or
  shareholder at C $1 per share
ISSUED
944,486 Class A common shares (1995 and 1994 -- 1,000,008).......      36         36         37
4,896,000 preference shares (1995 and 1994 -- 5,184,000).........  90,121     90,121     85,114
                                                                   ------     ------     ------
                                                                   90,157     90,157     85,151
                                                                   ======     ======     ======

During 1996, 55,556 Class A common shares and 288,000 preference shares were purchased for cancellation for consideration of C $288,000. Also, 34 Class A common shares were issued for consideration of C $3.

During 1994, one Class A common share was issued for cash consideration of C $15,000. On February 18, 1994 all Class A common shares were purchased for cancellation and 5,184,000 preference shares were issued as consideration for the purchase. New common shares were issued for C $36. On August 31, 1994, at the time of the amalgamation described in note 2, the 36 issued Class A common shares were split 27,778 for each share and resulted in 1,000,008 Class A common shares being issued.

6. RELATED PARTY TRANSACTIONS

During the year, the company had the following transactions with companies owned by shareholders of Bioclear Technology Inc.:

                                                                1994        1995         1996
                                                                 C $         C $          C $
                                                               -------     -------     ---------
Cost of sales
  Roman Equipment Services (1973) Ltd........................  650,630     557,326     1,018,704
  Jenkyns Electric Ltd.......................................       --     120,811        35,592

Charges for these services were at estimated fair market value.

At year end, C $186,248 [1995 -- C $10,077; 1994 -- C $167,770] remains payable to Roman Equipment Services (1973) Ltd. and is included in accounts payable.

7. REFUNDABLE INCOME TAXES

The Company is classified as a private corporation under the Income Tax Act and, therefore, certain taxes paid relative to investment income are potentially refundable and are not deducted in computing net income for the year. Such taxes will normally be refunded at the rate of C $1 for each C $3 of taxable dividends paid.

                            BIOCLEAR TECHNOLOGY INC.
                             NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE SEVEN MONTHS
                  ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED.)

7. REFUNDABLE INCOME TAXES (CONTINUED)

When some part of these taxes becomes definitely refundable because of dividend payments, the appropriate amount is transferred to income taxes recoverable. At year end, the balance in the Company's refundable tax account was approximately C $54,000 (1995 -- C $35,000; 1994 -- C $Nil).

8. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATIONS

                                                                                 SEVEN-MONTH
                                                                                PERIOD ENDED
                                        YEAR ENDED AUGUST 31,                     MARCH 31,
                                 ------------------------------------     -------------------------
                                  1994         1995           1996           1996           1997
                                   C $          C $           C $            C $            C $
                                 -------     ---------     ----------     ----------     ----------
Net decrease (increase) in
  current assets
  Accounts receivable..........  356,686       661,806     (2,288,593)      (766,424)       710,958
  Income taxes recoverable.....  (13,191)       13,191        (21,221)       (46,678)       (27,017)
  Inventory....................       --       (50,745)        50,745         50,745        (47,000)
  Prepaid expenses.............  (23,956)      (38,744)        10,588        (95,898)      (152,776)
Net increase (decrease) in
  current liabilities:
  Accounts payable and accrued
     charges...................  (60,734)    1,653,880      2,250,601     (2,009,294)    (3,759,052)
  Deferred revenue.............       --            --        156,000      2,935,899       (156,000)
  Income taxes payable.........   (8,011)       80,559        (80,559)       (49,559)            --
                                 -------     ---------      ---------     ----------     ----------
                                 250,794     2,319,947         77,561         18,791     (3,430,887)
                                 =======     =========      =========     ==========     ==========

9. SUBSEQUENT EVENTS

(a) Subsequent to year end, the company entered into contracts totaling approximately C $1,200,000 for the expansion of the company's manufacturing facility.

(b) On April 15, 1997, the shareholders of the Company signed a purchase and sale agreement whereby they agreed to sell all the shares of the Company to Waterlink, Inc.

10. COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the presentation of the current year.

11. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, in the case of Bioclear Technology Inc., conform in all material respects with those in the United States except that:

(a) Short-term bank borrowings have been presented in the consolidated statement of cash flows as a component of cash and cash equivalents rather than as a financing activity. If U.S. generally accepted

                            BIOCLEAR TECHNOLOGY INC.
                             NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE SEVEN MONTHS
                  ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED.)

11. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    accounting principles had been followed, the amounts on the consolidated statement of cash flows would be adjusted as follows:

                                                                                   SEVEN MONTH
                                                                                  PERIOD ENDED
                                               YEAR ENDED AUGUST 31,                MARCH 31,
                                          -------------------------------     ---------------------
                                           1994        1995        1996        1996         1997
                                            C $         C $         C $         C $          C $
                                          -------     -------     -------     -------     ---------
     Cash provided by financing
       activities.......................       --          --     331,000      77,725     2,642,629
     Net increase in cash during the
       period...........................       --          --     331,000      77,725     2,642,029
     Cash position, end of period.......       --          --     331,000     408,725     2,973,629

(b) The interest expense for each period approximates the interest paid for each period. The amount of income taxes paid in each period was as follows:

                                                                                   SEVEN MONTH
                                                                                  PERIOD ENDED
                                                YEAR ENDED AUGUST 31,               MARCH 31,
                                           -------------------------------     -------------------
                                            1994        1995        1996        1996        1997
                                             C $         C $         C $         C $         C $
                                           -------     -------     -------     -------     -------
     Income taxes paid...................   17,917       1,397     172,572     127,237      42,017

(c) Under SEC regulations, the redeemable preferred shares included in share capital would be presented separately outside shareholders' equity as follows:

                                                                  AUGUST 31,          MARCH 31,
                                                               -----------------     ------------
                                                                1995       1996          1997
                                                                C $        C $           C $
                                                               ------     ------     ------------
     Redeemable preferred shares.............................  90,121     85,114        85,114
     Common share capital....................................      36         37            37

(d) The accompanying consolidated balance sheet at March 31, 1997, the related consolidated statements of income and retained earnings and cash flows for the seven months ended March 31, 1996 and 1997 ("interim financial statements") have been prepared by the Company in accordance with Canadian generally accepted accounting principles for interim financial information and are unaudited. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The interim financial statements include all adjustments, consisting of only normal recurring adjustments considered necessary for a fair presentation of the results of interim periods. Operating results for the seven months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended August 31, 1997.

(e) The following table sets forth at the end of and for the periods indicated, certain information concerning the closing, average, high and low exchange rates for United States Dollars ("US$") as a ratio of Canadian Dollars ("C$"). The exchange rates used are those quoted by the Federal Reserve Bank of New York and are the noon buying rates in New York City for cable transfer in foreign currencies. On April 15, 1997, the closing ratio of United States Dollar per Canadian Dollar was .716.

                            BIOCLEAR TECHNOLOGY INC.
                             NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                                AUGUST 31, 1996

           (INFORMATION AS OF MARCH 31, 1997 AND FOR THE SEVEN MONTHS
                  ENDED MARCH 31, 1996 AND 1997 IS UNAUDITED.)

11. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                                                 AT AND FOR THE
                                                                                      SEVEN
                                                       AT AND FOR THE YEAR        MONTHS ENDED
                                                         ENDED AUGUST 31,           MARCH 31,
                                                      ----------------------     ---------------
                                                      1994     1995     1996     1996      1997
                                                      ----     ----     ----     -----     -----
     Ratio of US$ per C$
     Exchange rate at end of period...............    .729     .744     .731      .733      .722
     Average exchange rate during period..........    .739     .728     .734      .737      .735
     Highest exchange rate during period..........    .756     .746     .746      .746      .746
     Lowest exchange rate during period...........    .722     .710     .727      .728      .723